UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, Lee Enterprises, Incorporated (the “Company”) issued a News Release announcing the retirement of John VanStrydonck, a Vice-President – Publishing of the Company, effective October 31, 2007. At or prior to his retirement Mr. VanStrydonck will resign from his positions as a Vice-President – Publishing of the Company, as an officer or director of certain subsidiaries of the Company and as Publisher of the Missoulian. A copy of this News Release is furnished as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Lee Enterprises, Incorporated News Release announcing the retirement of John VanStrydonck, Vice-President - Publishing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: October 22, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Lee Enterprises, Incorporated News Release announcing the retirement of John VanStrydonck, Vice-President - Publishing.

EXHIBIT 99.1 - News Release

201 N. Harrison St. Davenport, IA 52801-1939 www.lee.net

NEWS RELEASE

Lee Enterprises publishing executive will retire

MISSOULA, Mont. (Oct. 22, 2007) — John VanStrydonck, publisher of the Missoulian and a vice president of Lee Enterprises, Incorporated (NYSE: LEE), announced today that he is retiring at the end of October after 26 years with the company.

In addition to the Missoulian, he has responsibility for daily newspapers in Hamilton, Mont.; Albany, Corvallis and Coos Bay, Ore.; Longview, Wash.; Santa Maria, Lompoc, Hanford and Napa, Calif.; and Lihue, Hawaii.

“I have enjoyed working for Lee,” he said. “It has been a privilege to work with many exceptional people at the Missoulian and all across Lee. Now, Mary Ann and I look forward to taking a little time off while we decide what to do with the next phase of our life.”

Mary Junck, Lee chairman and chief executive officer, and Greg R. Veon, vice president for publishing, praised VanStrydonck for making significant contributions as a production expert, publisher, publishing vice president and member of Lee’s top executive team.

“We’re grateful to John for his many years of leadership and strong record of achievement,” Junck said. “Throughout his career in Lee, he has handled a diverse array of key responsibilities and has always made a notable difference. People from throughout Lee will miss him. We’ll especially miss his can-do attitude, insightful analysis and keen intellect.”

VanStrydonck joined the company in 1981 as production manager at Madison Newspapers in Wisconsin and in 1986 became publisher of the Globe-Gazette in Mason City, Iowa. In 1991, he was appointed president and chief executive officer of NAPP Systems, Inc. of San Marcos, Calif., a manufacturer of photopolymer printing plates. He became publisher of the Rapid City Journal in South Dakota in 1994 and continued as chairman and chief executive officer of NAPP Systems until Lee sold the business in 1997. He was elected a Lee vice president of publishing Lee in 2000, and additionally became publisher of the Missoulian in 2002. Before joining Lee, he was production manager of the Chillicothe (Ohio) Gazette and assistant production manager at the Wall Street Journal. He is a graduate of Monroe Community College in Rochester, N.Y., and Rochester Institute of Technology.

Lee Enterprises is a premier publisher of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.7 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract more than 11 million unique visitors monthly, and Lee’s weekly publications have distribution of more than 4.5 million households. Lee’s newspaper markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contact: dan.hayes@lee.net, (563) 383-2100